Execution Copy

SALE AND SERVICING

AGREEMENT

among

BANK ONE AUTO SECURITIZATION TRUST 2003-1,

as Issuer

BANK ONE AUTO SECURITIZATION LLC,

as Seller

BANK ONE, NATIONAL ASSOCIATION,

as Servicer

and

JPMORGAN CHASE BANK,

as Indenture Trustee

Dated as of August 29, 2003

TABLE OF CONTENTS

Page

ARTICLE I.

DEFINITIONS.

1

SECTION 1.1.

Definitions

1

SECTION 1.2.

Other Interpretive Provisions

1

ARTICLE II.

CONVEYANCE OF RECEIVABLES.

1

SECTION 2.1.

Conveyance of Receivables

1

ARTICLE III.

THE RECEIVABLES.

3

SECTION 3.1.

Representations and Warranties with respect to the Receivables

3

SECTION 3.2.

Repurchase upon Breach

4

SECTION 3.3.

Custodian of Receivable Files

4

SECTION 3.4.

Article Nine Provisions

7

ARTICLE IV.

ADMINISTRATION AND SERVICING OF RECEIVABLES.

8

SECTION 4.1.

Duties of Servicer

8

SECTION 4.2.

Collection of Receivable Payments

9

SECTION 4.3.

Realization upon Receivables

9

SECTION 4.4.

Physical Damage Insurance

10

SECTION 4.5.

Maintenance of Security Interests in Financed Vehicles

10

SECTION 4.6.

Covenants of Servicer

11

SECTION 4.7.

Purchase by Servicer upon Breach

11

SECTION 4.8.

Servicing Fee

11

SECTION 4.9.

Servicer’s Report

12

SECTION 4.10.

Annual Statement as to Compliance; Notice of Default

12

SECTION 4.11.

Annual Independent Certified Public Accountants’ Report

12

SECTION 4.12.

Access to Certain Documentation and Information

Regarding Receivables

13

SECTION 4.13.

Reports to the Commission

13

SECTION 4.14.

Reports to the Rating Agencies

13

SECTION 4.15.

Servicer Expenses

13

ARTICLE V.

DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO

CERTIFICATEHOLDERS AND NOTEHOLDERS.

14

SECTION 5.1.

Establishment of Collection Account

14

SECTION 5.2.

Collections

15

SECTION 5.3.

[Reserved].

16

SECTION 5.4.

Additional Deposits

16

SECTION 5.5.

Distributions

16

SECTION 5.6.

Statements to Certificateholders and Noteholders

17

SECTION 5.7.

Net Deposits

17

SECTION 5.8.

Reserve Account

17

SECTION 5.9.

Control of Trust Accounts and Reserve Accounts.

19

ARTICLE VI.

SELLER.

22

SECTION 6.1.

Representations of Seller

22

SECTION 6.2.

Continued Existence

23

SECTION 6.3.

Liability of Seller

23

SECTION 6.4.

Merger or Consolidation of, or Assumption of the Obligations

of, Seller

23

SECTION 6.5.

Limitation on Liability of Seller and Others

24

SECTION 6.6.

Seller May Own Certificates or Notes

24

SECTION 6.7.

Security Interest

24

ARTICLE VII.

SERVICER.

25

SECTION 7.1.

Representations of Servicer

25

SECTION 7.2.

Indemnities of Servicer

26

SECTION 7.3.

Merger or Consolidation of, or Assumption of the Obligations

of, Servicer

27

SECTION 7.4.

Limitation on Liability of Servicer and Others

28

SECTION 7.5.

Bank One, National Association Not To Resign as Servicer

28

SECTION 7.6.

Existence

28

SECTION 7.7.

Servicer May Own Notes or Certificates

29

ARTICLE VIII.

TERMINATION EVENTS.

29

SECTION 8.1.

Servicer Termination Event

29

SECTION 8.2.

Appointment of Successor

30

SECTION 8.3.

Payment of Servicing Fee

31

SECTION 8.4.

Notification to Noteholders and Certificateholders

31

SECTION 8.5.

Waiver of Past Defaults

32

ARTICLE IX.

TERMINATION.

32

SECTION 9.1.

Optional Purchase of All Receivables; Termination Notice

32

ARTICLE X.

MISCELLANEOUS PROVISIONS.

32

SECTION 10.1.

Amendment

32

SECTION 10.2.

Protection of Title to Trust Property

33

SECTION 10.3.

Notices

35

SECTION 10.4.

Assignment

36

SECTION 10.5.

Litigation and Indemnities

36

SECTION 10.6.

Limitations on Rights of Others

36

SECTION 10.7.

Severability

36

SECTION 10.8.

Separate Counterparts

36

SECTION 10.9.

Headings

37

SECTION 10.10.

Governing Law

37

SECTION 10.11.

Assignment to Indenture Trustee

37

SECTION 10.12.

Nonpetition Covenant

37

SECTION 10.13.

Limitation of Liability of Owner Trustee and Indenture Trustee

37

SECTION 10.14.

Further Assurances

38

SECTION 10.15.

No Waiver; Cumulative Remedies

38

SCHEDULES

Schedule A

Schedule of Receivables

Schedule B

Location of Receivables

EXHIBITS

Exhibit A

Form of Servicer’s Report

APPENDIX

Appendix X

Definitions

SALE AND SERVICING AGREEMENT dated as of August 29, 2003 (as amended or supplemented from time to time, this “Agreement”), among BANK ONE AUTO SECURITIZATION TRUST 2003-1, a Delaware statutory trust (“Issuer”), BANK ONE AUTO SECURITIZATION LLC, a Delaware limited liability company (in its capacity as seller, “Seller”), BANK ONE, NATIONAL ASSOCIATION, a national banking association (in its capacity as servicer, “Servicer” and in its capacity as custodian, “Custodian”) and JPMORGAN CHASE BANK, a New York banking corporation (in its capacity as indenture trustee, “Indenture Trustee” and in its capacity as securities intermediary, “Securities Intermediary”).

WHEREAS, Issuer desires to purchase from Seller a portfolio of receivables arising in connection with Motor Vehicle Loans secured by new and used automobiles and light trucks originated indirectly through motor vehicle dealers by Bank One, National Association and sold to Seller under the Purchase Agreement;

WHEREAS, Seller is willing to sell such receivables to the Issuer; and

WHEREAS, Servicer is willing to service such receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS.

SECTION 1.1.  Definitions.  Capitalized terms are used in this Agreement as defined in Appendix X to this Agreement.

SECTION 1.2.  Other Interpretive Provisions.  For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Person include that Person’s successors and assigns; (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (h) terms shall be equally applicable to both the singular and the plural forms thereof.

ARTICLE II.  CONVEYANCE OF RECEIVABLES.

SECTION 2.1.  Conveyance of Receivables.  In consideration of Issuer’s delivery to, or upon the order of, Seller of Notes and Certificates, in aggregate principal amounts equal to the initial principal amounts of the Notes and the initial Certificate Percentage Interests, respectively, Seller does hereby transfer, assign, set over and otherwise convey to Issuer, without recourse, subject to the obligations herein, all right, title and interest of the Seller in, to and under the following (collectively, the “Trust Property”):

(a)

the Receivables, and all monies received thereon after the Cutoff Date;

(b)

the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Seller in the Financed Vehicles and any other property that shall secure the Receivables;

(c)

any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors or from claims under any lender’s single interest insurance policy naming Bank One, National Association as an insured;

(d)

any rebates of premiums relating to Insurance Policies and rebates of other items such as extended warranties financed under the Receivables, in each case, to the extent the Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related Receivable;

(e)

any proceeds from (i) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement or (ii) the repossession of the Financed Vehicle resulting from a default by an Obligor under the applicable Motor Vehicle Loan;

(f)

all funds on deposit from time to time in the Certificate Distribution Account and the Trust Accounts, and in all investments and proceeds thereof;

(g)

the Purchase Agreement, including the right of Seller to cause Bank One, National Association to repurchase Receivables from Seller pursuant to the Purchase Agreement (and subject to the right of Bank One, National Association to repurchase an aggregate amount of 2% of the Receivables as provided in the Purchase Agreement);

(h)

any instrument or document relating to the Receivables; and

(i)

the proceeds of any and all of the foregoing.

The transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Issuer of any obligation of Bank One, National Association or Seller to the Obligors, the Dealers or any other Person in connection with the Trust Property conveyed hereunder or any agreement, document or instrument related thereto.

It is the express intention of Seller and Issuer that (i) the assignment and transfer herein contemplated constitute a transfer of the Trust Property, conveying good title thereto free and clear of any liens, encumbrances, security interests or rights of other Persons, from Seller to Issuer and (ii) the Trust Property not be a part of Seller’s estate in the event of a bankruptcy or insolvency of Seller.  If, notwithstanding the intention of Seller and Issuer, such conveyance is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale, Seller hereby grants, and the parties intend that Seller shall have granted, to Issuer a first priority perfected security interest in all of Seller’s right, title and interest in the items of the Trust Property, and that this Agreement shall constitute a security agreement under applicable law and Issuer shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions.

ARTICLE III.  THE RECEIVABLES.

SECTION 3.1.  Representations and Warranties with respect to the Receivables.  (a) Bank One, National Association has made the representations and warranties set forth in Section 3.3 of the Purchase Agreement, and has consented to the assignment by Seller to Issuer of Seller’s rights with respect thereto.  Pursuant to Section 2.1 of this Agreement, Seller has transferred to Issuer all of Seller’s right, title and interest in, to and under the Purchase Agreement, including the representations and warranties of Bank One, National Association therein, upon which Issuer relies in accepting the Receivables, together with all rights of Seller with respect to any breach thereof, including the right to require Bank One, National Association to purchase Receivables in accordance with the Purchase Agreement.

(b)

Seller hereby makes the following representations and warranties as to each Receivable conveyed by it to Issuer hereunder on which Issuer shall rely in acquiring the Receivables.  Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the transfer and assignment of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture.

(i)

It is the intention of Seller that the transfer and assignment herein contemplated constitute a sale of the Receivable from Seller to Issuer and that the beneficial interest in and title to the Receivable not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law.  No Receivable has been sold, transferred, assigned, or pledged by Seller to any Person other than Issuer.  Immediately prior to the transfer and assignment herein contemplated, Seller had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to Issuer and immediately upon the transfer and assignment of the Receivable to Issuer, Issuer shall have good and marketable title to the Receivable, free and clear of any Lien; and Issuer’s interest in the Receivable resulting from the transfer has been perfected under the UCC.  Notwithstanding the foregoing, the Seller intends to treat the sale of the Trust Property as a financing for accounting purposes.

(ii)

As of the Closing Date, Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable, that is senior to, or equal with, that of Issuer.

(iii)

By the Closing Date, Seller shall have caused the portions of Seller’s electronic master record of Motor Vehicle Loans relating to the Receivable to be clearly and unambiguously marked to show that the Receivable is owned by Issuer in accordance with the terms of this Agreement.

SECTION 3.2.  Repurchase upon Breach.  Seller, Servicer, Indenture Trustee or Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery (or, with respect to the Indenture Trustee or Owner Trustee, upon actual knowledge of a Responsible Officer) of any breach or failure to be true of the representations or warranties made by Bank One, National Association in Section 3.3 of the Purchase Agreement or made by Seller in Section 3.1 which materially and adversely affects the interests of Issuer and the Noteholders in any Receivable; provided that the failure to give such notice shall not affect any obligation of Bank One, National Association or Seller.  If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day (or if Seller elects, an earlier day) after the date on which Seller becomes aware of, or receives written notice from Owner Trustee, Indenture Trustee or Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interests of Issuer and the Holders in any Receivable, Seller shall repurchase each such affected Receivable as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period, which amount shall be deposited in the Collection Account, and, with respect to breaches of any representation or warranty made by Bank One, National Association in Section 3.3 of the Purchase Agreement, Seller shall enforce the obligation of Bank One, National Association under the Purchase Agreement to purchase the affected Receivables.  Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in Section 3.1 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of Issuer to receive and retain payment in full on such Receivable.  In consideration of the repurchase of a Receivable hereunder, Seller shall remit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the manner specified in Section 5.4.  The sole remedy of Issuer, the Owner Trustee, the Indenture Trustee or the Holders with respect to a breach or failure to be true of the representations or warranties made by Seller pursuant to Section 3.1 shall be to require Seller to repurchase Receivables pursuant to this Section; provided that this Section shall not limit the right of the Servicer, Owner Trustee or Indenture Trustee to enforce (or to cause Seller to enforce) the obligation of Bank One, National Association pursuant to the Purchase Agreement.

With respect to all Receivables repurchased pursuant to this Section 3.2, Issuer shall assign to Bank One, National Association or the Seller, as applicable, without recourse, all of Issuer’s right, title and interest in and to such Receivables and all other Trust Property, security and documents, relating solely to such Receivable.

SECTION 3.3.  Custodian of Receivable Files.  (a) Custody.  To assure uniform quality in servicing the Receivables and to reduce administrative costs, Issuer, upon the execution and delivery of this Agreement, revocably appoints Custodian, as agent, and Custodian accepts such appointment, to act as agent on behalf of Issuer to maintain custody of the following documents or instruments, which are hereby constructively delivered to Issuer with respect to each Receivable (collectively, a “Receivable File”):

(i)

the fully executed original Receivable;

(ii)

the original credit application, fully executed by the Obligor or a photocopy thereof, or a record thereof on a computer file, diskette or on microfiche;

(iii)

the original certificate of title, or such other documents as Bank One, National Association keeps on file, in accordance with its customary procedures, evidencing the security interest of Bank One, National Association in the Financed Vehicle;

(iv)

originals or true copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable or a photocopy thereof, or a record thereof on a computer file, diskette or on microfiche; and

(v)

any and all other documents or electronic records that Bank One, National Association or Servicer, as the case may be, keeps on file, in accordance with its customary procedures, relating to the Receivable, any Insurance Policies, the Obligor or the Financed Vehicle.

(b)

Safekeeping.  Servicer, in its capacity as Custodian, shall hold the Receivable Files as agent on behalf of Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable as shall enable Servicer and Issuer to comply with the terms and provisions of this Agreement applicable to them.  In performing its duties as Custodian hereunder, Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Custodian exercises with respect to receivable files relating to other similar motor vehicle loans owned and/or serviced by Custodian and that is consistent with industry standards.  In accordance with its customary practice with respect to its retail installment sale contracts, Custodian shall maintain the Receivable Files in such a manner as shall enable the Owner Trustee and the Indenture Trustee to verify, if the Owner Trustee or the Indenture Trustee so elects, the accuracy of the record keeping of Custodian.  Custodian shall promptly report to Owner Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.  Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables.  Nothing herein shall be deemed to require Issuer, Owner Trustee or Indenture Trustee to verify the accuracy of the record keeping of the Custodian.

(c)

Maintenance of and Access to Records.  The Custodian shall provide to the Indenture Trustee access to the documentation regarding the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Custodian’s normal security and confidentiality procedures and (iv) at offices designated by the Custodian. Nothing in this Section 3.03(c) shall derogate from the obligation of the Indenture Trustee or the Custodian to observe any applicable law prohibiting disclosures of information regarding the Obligors and the failure of the Custodian to provide access as provided in this Section 3.03(c) as a result of such obligations shall not constitute a breach of this Section 3.03(c).

(d)

Title to Receivables.  Custodian agrees that, in respect of any Receivable File held by Custodian hereunder, Custodian will not at any time have or in any way attempt to assert any interest in such Receivable File or the related Receivable, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of Issuer and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in Issuer.

(e)

Instructions; Authority to Act.  Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of Indenture Trustee or Owner Trustee, as applicable.  A certified copy of excerpts of certain resolutions of the Board of Directors of Indenture Trustee or Owner Trustee, as applicable, shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by Custodian of written notice to the contrary given by Indenture Trustee or Owner Trustee, as applicable.

(f)

Custodian’s Indemnification.  Custodian shall indemnify and hold harmless Issuer, Owner Trustee and Indenture Trustee, and each of their respective officers, directors, employees and agents and the Holders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses that may be imposed on, incurred or asserted against Issuer, Owner Trustee, Indenture Trustee or the Holders as the result of any gross negligence or willful misconduct of Custodian resulting from the maintenance and custody of the Receivable Files; provided that Custodian shall not be liable hereunder to the Issuer, Owner Trustee or Indenture Trustee to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of Issuer, Servicer, Owner Trustee or Indenture Trustee, as the case may be.  Indemnification under this subsection (g) shall survive termination of this Agreement and the resignation or removal of Owner Trustee or Indenture Trustee, as the case may be.  If Custodian shall have made any indemnity payments to Issuer, Owner Trustee or Indenture Trustee pursuant to this Section and Issuer, Owner Trustee or Indenture Trustee thereafter shall collect any of such amounts from Persons other than Custodian, Issuer, Servicer, Owner Trustee or Indenture Trustee, as the case may be, shall, as soon as practicable following such receipt thereof, repay such amounts to Custodian, without interest.

(g)

Effective Period and Termination.  Servicer’s appointment as Custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this subsection (h).  If Servicer shall resign as Servicer in accordance with Section 7.5 or if all of the rights and obligations of Servicer shall have been terminated under Section 8.1, the appointment of Servicer as Custodian hereunder may be terminated by the Owner Trustee or Indenture Trustee or by the Holders of Notes evidencing greater than 25% of the aggregate Outstanding Principal Amount of the Notes of the Controlling Note Class (or, if no Notes are then Outstanding, the Holders of Certificates representing greater than 50% of the Certificate Percentage Interests), in each case in the same manner as Owner Trustee or Indenture Trustee or such Holders may terminate the rights and obligations of Servicer under Section 8.1.  The Indenture Trustee, or, if no Notes are then Outstanding, the Owner Trustee at the direction of Holders of Certificates evidencing greater than 50% of the Certificate Percentage Interests, may terminate Servicer’s appointment as Custodian hereunder at any time with cause.  As soon as practicable after any termination of such appointment (but in all cases within 30 calendar days) Servicer shall deliver, or cause to be delivered, the Receivable Files to Indenture Trustee or Owner Trustee, as applicable, or its respective agent or designee at such place or places as Indenture Trustee or Owner Trustee, as applicable, may reasonably designate.  Notwithstanding any termination of Servicer as Custodian hereunder (other than in connection with a termination resulting from the termination of Servicer, as such, pursuant to Section 8.1), from and after the date of such termination, and for so long as Servicer is acting as such pursuant to this Agreement, Indenture Trustee or the Issuer, as the case may be, shall provide, or cause the successor Custodian to provide, access to the Receivable Files to Servicer, at such times as Servicer shall reasonably request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

(h)

Delegation.  Custodian may, at any time without notice or consent, delegate any or all of its duties under the Basic Documents to any Affiliate; provided that no such delegation shall relieve Custodian of its responsibility with respect to such duties and Custodian shall remain obligated and liable to Issuer and the Holders for its duties hereunder as if Custodian alone were performing such duties.

SECTION 3.4.  Article Nine Provisions.  The representations and warranties of Seller set forth in this Section 3.4 speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture.  The representations set forth in this Section 3.4 may not be waived.

(a)

This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Seller.

(b)

Seller has taken all steps necessary to perfect its security interest against Bank One, National Association in the Receivables.

(c)

The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC.

(d)

Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(e)

Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to Issuer hereunder.

(f)

Other than the security interest granted to Issuer pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.  Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated.  Seller is not aware of any judgment or tax lien filings against Seller.

(g)

The Seller has delivered to the Custodian all original copies of the Receivable Files that constitute or evidence the Receivables that constitute “tangible chattel paper.”  No authoritative copy of any Receivable Files that constitute or evidence the Receivables that constitute “electronic chattel paper” have been communicated to any Person other than the Custodian.  The Receivable Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Issuer.  All financing statements filed or to be filed against Seller, in favor of Issuer in connection herewith describing the Receivables contain a statement to the following effect:  “A purchase of or security interest in any collateral described in this financing statement will violate the rights of Issuer.”

ARTICLE IV.  ADMINISTRATION AND SERVICING OF RECEIVABLES.

SECTION 4.1.  Duties of Servicer.  (a) Servicer is hereby authorized to act as agent for Issuer and in such capacity shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables), and perform the other actions required by Servicer under this Agreement, with reasonable care and shall have full powers and authority, acting alone or through any party properly designated by it, to do any and all things in connection with such servicing and administration duties that it may deem necessary or desirable.  Without limiting the standard set forth in the preceding sentence, Servicer shall use a degree of skill, attention and care that is not less than Servicer exercises with respect to comparable Motor Vehicle Loans that it services for itself or others and that is consistent with prudent industry standards.  Servicer’s duties shall include the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state or local governmental authorities, investigating delinquencies, sending payment coupons or monthly invoices to Obligors, reporting required tax information to Obligors, accounting for Collections, furnishing monthly and annual statements to Owner Trustee and Indenture Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default and performing the other duties specified herein.

Without limiting the generality of the foregoing, Servicer is hereby authorized and empowered by Issuer to execute and deliver, on behalf of itself, Indenture Trustee, Issuer, Owner Trustee and the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided that notwithstanding the foregoing, Servicer shall not, except pursuant to an order from a court of competent jurisdiction or from any other governmental or regulatory authority with jurisdiction over the Servicer, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in connection with a de minimis deficiency which Servicer would not attempt to collect in accordance with its customary procedures.  If Servicer shall commence a legal proceeding to enforce a Receivable, Issuer shall thereupon be deemed to have automatically assigned such Receivable to Servicer, which assignment shall be solely for purposes of collection.  Owner Trustee, on behalf of the Issuer, shall furnish Servicer with any powers of attorney and other documents or instruments necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

(b)

Servicer may, at any time without notice (except that Servicer shall give written notice to each Rating Agency, the Indenture Trustee and the Owner Trustee of any delegation outside the ordinary course of business or of a substantial portion of its servicing business) or consent, delegate (i) any or all duties under this Agreement to any Person that is an Affiliate of the Servicer, so long as Bank One, National Association acts as Servicer, or (ii) specific duties to sub-contractors who are in the business of performing such duties; provided that no such delegation shall relieve Servicer of its responsibility with respect to such duties and Servicer shall remain obligated and liable to Issuer, the Indenture Trustee, the Owner Trustee and the Holders for servicing and  administering the Receivables in accordance with this Agreement as if Servicer alone were performing such duties.

(c)

The Servicer shall pay the Administrator its fee and certain related expenses pursuant to Section 4 of the Administration Agreement.

SECTION 4.2.  Collection of Receivable Payments.  (a) Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Physical Damage Insurance Policies, the Dealer Agreements and related property in such manner as will, in the reasonable judgment of Servicer, maximize the amount to be received by Issuer with respect thereto, in accordance with the standard of care required by Section 4.1.  Servicer shall be entitled to grant extensions, rebates or adjustments on a Receivable or amend or modify any Receivable in accordance with its customary procedures if Servicer believes in good faith that such extension, rebate, adjustment, amendment or modification is not materially adverse to the Issuer; provided that Servicer may not, unless ordered by a court of competent jurisdiction or otherwise required by applicable law or governmental or regulatory authority, (i) extend a Receivable beyond the last day of the Collection Period preceding the Class B Stated Maturity Date or (ii) reduce the Principal Balance or Contract Rate of any Receivable.  Servicer may, in its discretion (in accordance with its customary standards, policies and procedures), waive any prepayment charge, late payment charge, extension fee or any other fee that may be collected in the ordinary course of servicing a Receivable.

(b)

If in the course of collecting payments under the Receivables, Servicer determines to setoff any obligation of Servicer to an Obligor against an amount payable by the Obligor with respect to such Receivable, Servicer shall deposit the amount so setoff in the Collection Account, no later than the close of business on the Deposit Date for the Collection Period in which the setoff occurs.  All references herein to payments or Liquidation Proceeds collected by Servicer shall include amounts setoff by Servicer.

SECTION 4.3.  Realization upon Receivables.  Servicer shall use reasonable efforts, consistent with its customary standards, to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after such Receivable becomes a Defaulted Receivable, in accordance with the standard of care required by Section 4.1.  In taking such action, Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of Motor Vehicle Loans, and as are otherwise consistent with the standard of care required under Section 4.1, which shall include exercising any rights under the Dealer Agreements and selling the Financed Vehicle at public or private sale.  Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds or pursuing any deficiency claim against the related Obligor, but only out of the cash proceeds of such Financed Vehicle or any deficiency obtained from the Obligor.  The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

If Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from Issuer to Servicer of the rights under such Dealer Agreement.  If, however, in any enforcement suit or legal proceeding, it is held that Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Owner Trustee, on behalf of Issuer and the Indenture Trustee, subject to the Indenture, at Servicer’s expense, or Seller, at Servicer’s expense, shall take such steps as Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in Issuer’s name or the name of Owner Trustee or Indenture Trustee.

SECTION 4.4.  Physical Damage Insurance.  (a) The Receivables require that each Financed Vehicle be insured under a Physical Damage Insurance Policy.  If Servicer receives notice that an Obligor has failed to obtain or maintain a Physical Damage Insurance Policy covering the related Financed Vehicle, Servicer shall use reasonable efforts in accordance with its customary servicing procedures to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical damage insurance; provided that Servicer shall not be required to take such actions if there is in place a lender’s single interest policy with respect to the related Financed Vehicle that complies with Servicer’s customary requirements. It is understood that Servicer will not “force-place” any Physical Damage Insurance Policy on any Financed Vehicle.

(b)

Servicer may sue to enforce or collect upon the Physical Damage Insurance Policies, in its own name, if possible, or as agent for Issuer. If Servicer elects to commence a legal proceeding to enforce a Physical Damage Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of Issuer under such Physical Damage Insurance Policy to Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that Servicer may not enforce a Physical Damage Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Physical Damage Insurance Policy, Owner Trustee, on behalf of Issuer and the Indenture Trustee, subject to the Indenture, at Servicer’s expense and written direction, or Seller, at Servicer’s expense, shall take such steps as Servicer deems necessary to enforce such Physical Damage Insurance Policy, including bringing suit in Issuer’s name or the name of Owner Trustee or Indenture Trustee. Servicer shall make all claims and enforce its rights under any lender’s single interest insurance policy (to the extent such claims or rights relate to Receivables) for the benefit of the Issuer and shall treat as Collections all related proceeds of such policies.

SECTION 4.5.  Maintenance of Security Interests in Financed Vehicles.  Servicer, in accordance with the standard of care required under Section 4.1, shall take such reasonable steps as are necessary and as are consistent with its customary business practices to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of Issuer and the Indenture Trustee. Issuer hereby authorizes Servicer, and Servicer hereby agrees, to take such reasonable steps as are necessary and as are consistent with its customary business practices to re-perfect such security interest on behalf of Issuer in the event Servicer receives notice of the relocation of a Financed Vehicle.

SECTION 4.6.  Covenants of Servicer.  Servicer makes the following covenants on which Issuer relies in acquiring the Receivables:

(a)

Security Interest to Remain in Force.  Servicer shall not release any Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated herein.

(b)

No Impairment.  Servicer shall not impair in any material respect the rights of the Issuer or the Holders in the Receivables, the Dealer Agreements or the Physical Damage Insurance Policies or, subject to clause (c), otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of Issuer and the Holders hereunder would be materially adversely affected.

(c)

Amendments.  Servicer shall not amend or otherwise modify any Receivable (including the grant of any extension thereunder), except in accordance with Section 4.2.

SECTION 4.7.  Purchase by Servicer upon Breach.  Seller, Servicer, Indenture Trustee or Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery (or, in the case of the Indenture Trustee or Owner Trustee, upon actual knowledge of a Responsible Officer) of any breach by Servicer of its covenants under Sections 4.2, 4.5 or 4.6 that materially and adversely affects the interests of the Issuer or the Holders of any Notes or Certificates; provided that the failure to give such notice shall not affect any obligation of Servicer. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day (or an earlier day, if Servicer so elects) after the date on which Servicer becomes aware of, or receives written notice of, such breach, and such breach materially and adversely affects the interests of Issuer and the Holders of the Notes or Certificates in any Receivable, Servicer shall purchase such Receivable as of the last day of the Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of the last day of such Collection Period.  If the Servicer takes any action during any Collection Period pursuant to Section 4.2 that impairs the rights of the Issuer and the Holders in any Receivable or as otherwise provided in Section 4.2, the Servicer shall purchase such Receivable as of the last day of such Collection Period.  In consideration of the purchase of a Receivable hereunder, Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 5.4. The sole remedy of Issuer, Owner Trustee, Indenture Trustee or the Holders against Servicer with respect to a breach pursuant to Section 4.2, 4.5 or 4.6 shall be to require Servicer to purchase Receivables pursuant to this Section.

With respect to all Receivables purchased pursuant to this Section 4.7, Issuer shall assign to Servicer, without recourse, representation or warranty, all of Issuer’s right, title and interest in and to such Receivables and all security and documents relating thereto.

SECTION 4.8.  Servicing Fee.  The servicing fee for each Distribution Date shall equal the product of (i) one-twelfth, (ii) the Servicing Fee Rate and (iii) the Pool Balance as of the opening of business on the first day of the related Collection Period (the “Servicing Fee”). Servicer shall also be entitled to retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables collected (from whatever source) on the Receivables and shall be paid any interest earned on deposits in the Trust Accounts and Certificate Distribution Account (the “Supplemental Servicing Fee”).  It is understood and agreed that Available Collections shall not include any amounts retained by Servicer which constitute Supplemental Servicing Fees.  The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates), if the Rating Agency Condition is satisfied, may be paid at the beginning of such Collection Period out of Collections for such Collection Period.

SECTION 4.9.  Servicer’s Report.  (a) On each Determination Date, Servicer shall deliver to Owner Trustee, Indenture Trustee, each Paying Agent and Seller, with a copy to the Rating Agencies, a Servicer’s Report substantially in the form of Exhibit A, containing all information necessary to make the transfers and distributions pursuant to Sections 5.4 and 5.5 (including amounts required to be transferred from the Reserve Account to the Collection Account) for the Collection Period preceding the date of such Servicer’s Report together with all information necessary for the Owner Trustee to send statements to Certificateholders pursuant to Section 5.6 and Indenture Trustee to send copies of statements received by the Indenture Trustee to Noteholders pursuant to the Indenture and Section 5.6 of this Agreement.

(b)

Servicer shall provide Indenture Trustee with a database file for the Receivables at or prior to the Closing Date (but with information as of the close of business on the Cutoff Date).

SECTION 4.10.  Annual Statement as to Compliance; Notice of Default.  Servicer shall deliver to Owner Trustee, Indenture Trustee and each Rating Agency, on or before February 28th of each year beginning in February 2004, an Officer’s Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to and including December 31, 2003) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year or, if there exists any uncured default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

SECTION 4.11.  Annual Independent Certified Public Accountants’ Report.  The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or Seller) to deliver to the Seller, Owner Trustee, Indenture Trustee and each Rating Agency on or before February 28th of each year beginning in February 2004, a report to the effect that, as to objectively determinable matters, such firm has examined the Servicer’s assertion that it has fulfilled its obligations in all material respects under this Agreement for the twelve months ended December 31 of the preceding year (or, in the case of the first such certificate, from the Closing Date to and including December 31, 2003) set forth in the Officer’s Certificate delivered pursuant to Section 4.10(a), and that (1) such examination was made in accordance with the standards established by the American Institute of Certified Public Accountants, (2) except as described in the report, the assertions in the Officer’s Certificate are, as to objectively determinable matters, fairly stated in all material respects and (3) the firm is independent of Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

In the event such firm requires the Indenture Trustee or Owner Trustee to agree to the procedures performed by such firm, Servicer shall direct the Indenture Trustee or Owner Trustee, as the case may be, in writing to so agree; it being understood and agreed that the Indenture Trustee or Owner Trustee, as the case may be, will deliver such letter of agreement in conclusive reliance upon the direction of Servicer, and the Indenture Trustee or Owner Trustee, as the case may be, need not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 4.12.  Access to Certain Documentation and Information Regarding Receivables.  Servicer shall provide to the Owner Trustee, Indenture Trustee, Certificateholders, Noteholders, Bank Regulatory Authorities, and the supervisory agents and examiners of Bank Regulatory Authorities access to the Receivable Files, as to the latter in such cases where the Certificateholders, Noteholders or Bank Regulatory Authorities shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of Servicer. Nothing in this Section shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Holder, by its acceptance of a Certificate or Note, as applicable, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential and not to use such information for any other purpose, except as required by applicable law.

SECTION 4.13.  Reports to the Commission.  Servicer shall, on behalf of the Issuer, execute and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Seller shall, at its expense, cooperate in any reasonable request made by Servicer in connection with such filings.

SECTION 4.14.  Reports to the Rating Agencies.  Servicer shall deliver to each Rating Agency a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

SECTION 4.15.  Servicer Expenses.  Except as otherwise provided herein, Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Administrator, independent accountants, taxes imposed on Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

ARTICLE V.  DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS.

SECTION 5.1.  Establishment of Collection Account.  (a) Servicer shall cause to be established:

(i)

For the benefit of the Noteholders and the Certificateholders, an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders, which Eligible Deposit Account shall be established and maintained with the Indenture Trustee or its designee.

(ii)

For the benefit of the Noteholders, an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Deposit Account shall be established and maintained with the Indenture Trustee or its designee.

(iii)

An administrative subaccount within the Note Distribution Account, which subaccount shall be designated the “Interest Distribution Account”.  The Interest Distribution Account is established and maintained solely for administrative purposes.

(iv)

An administrative subaccount within the Note Distribution Account, which subaccount shall be designated the “Principal Distribution Account”.  The Principal Distribution Account is established and maintained solely for administrative purposes.

(b)

Funds on deposit in the Collection Account and the Note Distribution Account (collectively, the “Trust Accounts”) shall be invested by Indenture Trustee with respect to the Trust Accounts and by the Certificate Paying Agent with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by Servicer and of which Servicer provides written notification to the Indenture Trustee or the Certificate Paying Agent, as the case may be, (pursuant to standing instructions or otherwise); provided that it is understood and agreed that none of  Servicer, Indenture Trustee or the Certificate Paying Agent shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of Indenture Trustee for the benefit of the Noteholders and the Certificateholders or by Owner Trustee for the benefit of Certificateholders, as applicable; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be distributed to the Servicer, and in each case shall not be available to pay the distributions provided for in Section 5.5 and shall not otherwise be subject to any claims or rights of Holders.  Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Deposit Date preceding the next Distribution Date; provided that upon satisfaction of the Rating Agency Condition and with the approval of the Indenture Trustee, funds on deposit in the Trust Accounts may be invested in Eligible Investments that mature on such Distribution Date.  No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and Servicer directs Indenture Trustee in writing to dispose of such Eligible Investment.  To the extent that the Indenture Trustee has not received any investment directions, funds deposited in the Trust Accounts or Certificate Distribution Account on a Deposit Date shall be invested overnight in the JPMorgan Prime Money Market Fund provided that it is an Eligible Investment.

(c)

Indenture Trustee shall possess a security interest in all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding investment income thereon) and all such funds, investments and proceeds shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of Indenture Trustee for the benefit of the Noteholders and the Certificateholders; provided, however, the Indenture Trustee shall not be charged with any obligation, fiduciary or otherwise, for the benefit of the Certificateholders except as provided by the terms of this Agreement. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Servicer or Certificate Paying Agent, as applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account or Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall direct the Indenture Trustee to transfer any cash and/or any investments to such new Trust Account or new Certificate Distribution Account, as applicable. In connection with the foregoing, Servicer agrees that, in the event that the Collection Account is not an account with the Indenture Trustee or its designee, Servicer shall notify Indenture Trustee in writing promptly upon the Collection Account ceasing to be an Eligible Deposit Account.

SECTION 5.2.  Collections.  (a) Servicer shall remit within two Business Days of the date of processing to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than any amounts constituting Supplemental Servicing Fees) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, if (i) Servicer shall have the Required Rating, (ii) Servicer provides to the Issuer a letter from an entity with the Required Rating covering the collection risk of the Servicer and the Rating Agency Condition has been satisfied or (iii) Indenture Trustee otherwise shall have received written notice from each of the Rating Agencies that the then outstanding rating on the Notes would not be lowered, qualified or withdrawn as a result, Servicer may deposit all amounts referred to above for any Collection Period into the Collection Account not later than 11:00 a.m. (New York time) on the Deposit Date with respect to such Collection Period; provided that (y) if a Servicer Termination Event has occurred and is continuing, or (z) Servicer has been terminated as such pursuant to Section 8.1, Servicer shall deposit such amounts (including any amounts then being held by Servicer) into the Collection Account as provided in the preceding sentence. For purposes of this Article V the phrase “payments by or on behalf of Obligors” shall mean payments made with respect to the Receivables by Persons other than Servicer, Seller or any Affiliate.

(b)

With respect to each Receivable (other than a Purchased Receivable), collections and payments by or on behalf of the Obligor (other than any amounts constituting Supplemental Servicing Fees) for each Collection Period shall be applied to interest and principal in accordance with the Simple Interest Method, as applied by Servicer. Any excess shall be applied to prepay the Receivable.

SECTION 5.3.  [Reserved].

SECTION 5.4.  Additional Deposits.  Servicer and Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables.  All such deposits shall be made not later than the 11:00 a.m. (New York time) on the Deposit Date following the end of the related Collection Period.

SECTION 5.5.  Distributions.  (a) On or before 11:00 a.m. (New York time) on the Determination Date related to each Distribution Date, Servicer shall instruct Indenture Trustee in writing (based on the information contained in the Servicer’s Report delivered on that Determination Date pursuant to Section 4.9) to withdraw from the Reserve Account and (1) deposit in the Collection Account by 11:00 a.m. (New York time) on the related Deposit Date, the Reserve Account Transfer Amount, if any, for such Distribution Date and (2) deposit in the Certificate Distribution Account by 11:00 a.m. (New York time) on the related Deposit Date, the Reserve Account Excess Amount, if any, for such Distribution Date.

(b)

Subject to the last paragraph of this Section 5.5(b), on or before 11:00 a.m. (New York time) on the Determination Date related to each Distribution Date, Servicer shall instruct Indenture Trustee in writing (based on the information contained in the Servicer’s Report delivered on the related Determination Date pursuant to Section 4.9) to make, and Indenture Trustee shall make, the following deposits, distributions and payments from the Collection Account by 11:00 a.m. (New York time) on such Distribution Date, to the extent of the Total Distribution Amount in the following order of priority:

(i)

first, to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(ii)

second, to the Interest Distribution Account, the Accrued Class A Note Interest;

(iii)

third, to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(iv)

fourth, to the Interest Distribution Account, the Accrued Class B Note Interest;

(v)

fifth, to the Principal Distribution Account, the Regular Principal Distribution Amount, if any;

(vi)

sixth, to the Reserve Account, the amount, if any, required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance; and

(vii)

seventh, to the Certificate Distribution Account, the Total Distribution Amount remaining on deposit in the Collection Account.

Notwithstanding any other provision of this Section 5.5, following the occurrence and during the continuation of an Event of Default specified in Section 5.1(a), 5.1(b), 5.1(d) or 5.1(e) of the Indenture which has resulted in an acceleration of the Notes (or following the occurrence of any such event after an Event of Default specified in Section 5.1(c) of the Indenture has occurred and the Trust has been liquidated), the Servicer shall instruct the Indenture Trustee at or before aforesaid time to transfer the funds on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

In the event that the Collection Account is maintained with an institution other than Indenture Trustee, Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this Section 5.5(b) on the related Deposit Date.

(c)

Indenture Trustee shall continue to perform its duties under this Agreement after the Outstanding Principal Amount of the Notes has been reduced to zero and the Indenture has been discharged in accordance with its terms.  The protections, immunities and standard of care afforded the Indenture Trustee under the Indenture shall apply to the performance of its duties hereunder.

SECTION 5.6.  Statements to Certificateholders and Noteholders.  On each Determination Date, Servicer shall prepare and provide to Indenture Trustee (with a copy to each Rating Agency) written instructions for Indenture Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to Owner Trustee for Owner Trustee or Certificate Paying Agent to forward to each Certificateholder of record, a statement substantially in the form of Exhibit A.  The Indenture Trustee may, so long as Cede & Co. is the only Noteholder of record, in fulfillment of the foregoing obligation, post such statement on its website at www.jpmorgan.com/sfr.

SECTION 5.7.  Net Deposits.  As an administrative convenience, unless Servicer is required to remit Collections within two Business Days of receipt thereof, Servicer will be permitted to make the deposit of Collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to Servicer with respect to the Collection Period. Servicer, however, shall account to Owner Trustee, Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

SECTION 5.8.  Reserve Account.  (a) Seller shall establish and maintain with the Indenture Trustee, as secured party of Bank One Auto Securitization LLC and agent for the Issuer and the Noteholders, an Eligible Deposit Account (the “Reserve Account”). The Reserve Account and any amounts therein shall not be property of Issuer, but shall be pledged to the Indenture Trustee and held for the benefit of the Noteholders and Certificateholders. On the Closing Date, Seller shall deposit or cause to be deposited in the Reserve Account an amount equal to the Reserve Account Deposit.

(b)

In order to provide for the prompt payment to the Holders and to assure availability of the amounts maintained in the Reserve Account:

(i)

 Seller, on behalf of itself and its successors and assigns, and solely for the purpose of providing for payment of the distributions provided for in Section 5.5, hereby grants a security interest in and pledges to Indenture Trustee and its successors and assigns, as agent for the benefit of the Issuer, the Noteholders and the Certificateholders, all of its right, title and interest in and to the Reserve Account, subject, however, to the limitations set forth in this Agreement, and all proceeds of the foregoing, including all securities, investments, general intangibles, financial assets and investment property from time to time credited to and any security entitlement to the Reserve Account; and

(ii)

Seller hereby grants a security interest and pledges to Indenture Trustee and its successors and assigns as agent for the benefit of the Issuer, the Noteholders and the Certificateholders, the Reserve Account Deposit and all proceeds thereof; and solely for the purpose of providing for payment of the distributions provided for in Section 5.5, (all of the foregoing, subject to the limitations set forth in this Section, the “Reserve Account Property”), to have and to hold all the aforesaid property, rights and privileges unto Indenture Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. Indenture Trustee hereby acknowledges such transfer and accepts the Trust hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Section.

(c)

Indenture Trustee shall, at the written direction of Administrator, direct the Securities Intermediary to invest funds on deposit in the Reserve Account in Eligible Investments selected by Administrator and confirmed in writing by Administrator to Indenture Trustee; provided that it is understood and agreed that none of Indenture Trustee, Securities Intermediary, Administrator or Issuer shall be liable for any loss arising from such investment in Eligible Investments. Funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature so that all such funds will be available at the close of business on the Business Day preceding the next Deposit Date; provided that to the extent permitted by the Rating Agencies following written request by Servicer and upon written notification of the Indenture Trustee regarding the same, funds on deposit in the Reserve Account may be invested in Eligible Investments that mature later than such Deposit Date. Funds deposited in the Reserve Account on a Deposit Date upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight.

Seller shall treat the funds, Eligible Investments and other assets in the Reserve Account as its own for Federal, state and local income tax and franchise tax purposes and will report on its tax returns all income, gain and loss from the Reserve Account.

(d)

The Reserve Account shall be under the sole custody and control of Indenture Trustee. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, Seller shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer or cause the Indenture Trustee to transfer any cash and/or any investments that are in the existing account which is no longer an Eligible Deposit Account to such new Reserve Account.

(e)

With respect to the Reserve Account Property, Seller, Issuer and the Indenture Trustee agree that the Reserve Account Deposit and all other funds and Reserve Account Property shall be delivered to the Securities Intermediary for credit to the Reserve Account.

(f)

Seller and Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including any UCC financing statements or this Agreement) as may be determined to be necessary, in an Opinion of Counsel to Seller delivered to Owner Trustee and Indenture Trustee in order to perfect the interests created by this Section 5.8 and otherwise fully to effectuate the purposes, terms and conditions of this Section 5.8. Seller and Servicer shall:

(1)

promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of Indenture Trustee’s security interest; and

(2)

make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (a) any change in their respective corporate names or any trade names or their jurisdiction of organization and (b) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify Owner Trustee and Indenture Trustee of any such filings.

Neither the Seller nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Issuer and the Indenture Trustee.

(g)

Investment earnings attributable to the Reserve Account Property and proceeds therefrom shall be held by Indenture Trustee in the Reserve Account and will be available to pay the distributions provided for in Section 5.5.

SECTION 5.9.  Control of Trust Accounts and Reserve Accounts.

(a)

The Securities Intermediary hereby expressly agrees with the Indenture Trustee that all matters relating to the Trust Accounts and the Reserve Account (collectively, the “Controlled Accounts”) shall be governed by the laws of the State of New York.  Servicer and the Indenture Trustee agree that the Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain the Controlled Accounts in the name of the Securities Intermediary.  The Servicer and the Indenture Trustee hereby appoint JPMorgan Chase Bank as securities intermediary (the “Securities Intermediary”) with respect to the Controlled Accounts.  Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders and the Certificateholders. JPMorgan Chase Bank hereby accepts such appointment as Securities Intermediary.  If at any time any of the Controlled Accounts are moved to another institution in accordance with this Agreement, such institution shall be appointed the Securities Intermediary.

(b)

With respect to the Trust Account Property credited to the Trust Accounts or any property credited to the Reserve Account (the “Reserve Account Property” and together with the Trust Account Property, the “Controlled Property”), the Securities Intermediary agrees that:

(i)

with respect to any Controlled Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii)

the sole assets permitted in the Controlled Accounts shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(iii)

any such Controlled Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Controlled Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control.

(c)

The Securities Intermediary hereby confirms that (i) each Controlled Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Controlled Account, (ii) all  Controlled Property in respect of any Controlled Account will be promptly credited by the Securities Intermediary to such account, and (iii) all securities or other property underlying any Financial Assets credited to any Controlled Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Controlled Account be registered in the name of the Servicer, the Seller or the Issuer, payable to the order of the Servicer, the Seller or the Issuer or specially endorsed to the Servicer, the Seller or the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

(d)

The Securities Intermediary hereby agrees that each item of property (whether investment property, security, instrument, any Eligible Investment or cash) credited to any Controlled Account shall be treated as a Financial Asset.

(e)

If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Servicer, the Seller, the Issuer or any other Person.

(f)

In the event that the Securities Intermediary has obtained or subsequently obtains by agreement, operation of law or otherwise a security interest in any Controlled Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee.  The Financial Assets credited to the Controlled Accounts will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may setoff (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Controlled Accounts, and (ii) the face amount of any checks which have been credited to any Controlled Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(g)

There are no other agreements entered into between the Securities Intermediary in such capacity and the Servicer, the Seller or the Issuer with respect to any Controlled Account.  In the event of any conflict with respect to any Controlled Account between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(h)

The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in the Controlled Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Servicer, the Seller, or the Issuer nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Controlled Accounts, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee has notified the Securities Intermediary of such termination in writing.

(i)

Notwithstanding anything else contained herein, the Seller and the Issuer agree that the Controlled Accounts will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:  (1) it will comply with Entitlement Orders related to the Controlled Accounts issued by the Indenture Trustee, as collateral agent, without further consent by the Servicer, the Seller, or the Issuer; (2) until discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

(j)

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders or the Certificateholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.  The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement.

ARTICLE VI.  SELLER.

SECTION 6.1.  Representations of Seller.  Seller makes the following representations on which Issuer is deemed to have relied in acquiring the Receivables and the other properties and rights included in the Owner Trust Estate and the Indenture Trustee is deemed to have relied in accepting administration of its trusts. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture.

(a)

Organization and Good Standing.  Seller is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are at present owned and such business is at present conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)

Due Qualification.  Seller is not required to qualify nor register as a foreign entity in any state and has obtained all required material licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses or approvals would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability, of this Agreement.

(c)

Due Authorization.  The execution, delivery, and performance of this Agreement have been duly authorized by Seller by all necessary corporate action on the part of Seller and this Agreement will remain, from the time of its execution, an official record of Seller.

(d)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors’ rights in general.

(e)

No Violation. The execution and delivery of this Agreement by Seller, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to Seller, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to Seller or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Seller is a party or by which it is bound.

(f)

No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Seller, threatened against Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement seeking any determination or ruling that, in the reasonable judgment of Seller, would materially and adversely affect the performance by Seller of its obligations under this Agreement or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g)

Compliance with Requirements of Law.  Seller shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under Requirements of Law and will comply in all material respects with all other Requirements of Law the failure to comply with which would have a material adverse effect on the Noteholders or Certificateholders.

(h)

All Consents.  All authorizations, consents, order or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller in connection with the execution and delivery of this Agreement by Seller and the performance of the transactions contemplated by this Agreement by the Seller, have been duly obtained, effected or given and are in full force and effect.

SECTION 6.2.  Continued Existence.  During the term of this Agreement, subject to Section 6.4, Seller will keep in full force and effect its existence, rights and franchises as a limited liability company organized under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

SECTION 6.3.  Liability of Seller.  Subject to Section 10.5, Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Seller under this Agreement.

(a)

None of the Seller nor any of its directors, officers, members, managers, employees, incorporators or agents, acting in such capacities, shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that all such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Indenture and the issuance of the Notes; provided, however, that this provision shall not protect the Seller, any of its director, officer, employee, incorporator or agent of the Seller and, if applicable, any manager or member of the Seller against any liability which would otherwise be imposed by reason of Seller’s or such person’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder.  The Seller and, any director, officer, employee, incorporator and agent of the Seller and, if applicable, any member or manager of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Seller) respecting any matters arising hereunder.

(b)

Seller shall pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Owner Trust Estate.

SECTION 6.4.  Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which Seller shall be a party or (c) which may succeed to the properties and assets of Seller substantially as a whole, shall be the successor to Seller without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) except in the case of a merger, the surviving Seller if other than Bank One Auto Securitization LLC, executes an agreement of assumption to perform every obligation of Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 or 6.1 shall have been breached, (iii) Seller shall have delivered to Owner Trustee and Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller shall have a consolidated net worth at least equal to that of the predecessor Seller, (v) such transaction will not result in a material adverse federal or state tax consequence to Issuer, the Noteholders or the Certificateholders and (vi) unless Bank One Auto Securitization  LLC is the surviving entity, Seller shall have delivered to Owner Trustee and Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

SECTION 6.5.  Limitation on Liability of Seller and Others.  Seller and any director or officer or employee or agent of Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Basic Document (provided that such reliance shall not limit in any way Seller’s obligations under Section 3.2 or 6.3). Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 6.6.  Seller May Own Certificates or Notes.  Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to Seller or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes of the same Class and the Certificates.

SECTION 6.7.  Security Interest.  During the term of this Agreement, Seller will not take any action to assign the security interest in any Financed Vehicles other than pursuant to the Basic Documents.

ARTICLE VII.  SERVICER.

SECTION 7.1.  Representations of Servicer.  Servicer makes the following representations on which Issuer is deemed to have relied in acquiring the Receivables and the other properties and rights included in the Owner Trust Estate and the Indenture Trustee and the Owner Trustee are deemed to have relied in accepting administration of their trusts. The representations speak as of the execution and delivery of the Agreement and shall survive the sale, transfer and assignment of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture.

(a)

Organization and Good Standing.  Servicer is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has full corporate power, authority and legal right to own its properties and conduct the servicing of its motor vehicle retail installment sale contract business as such properties are at present owned and such business is at present conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)

Due Qualification.  Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal law.  If Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

(c)

Due Authorization.  The execution, delivery, and performance of this Agreement have been duly authorized by Servicer by all necessary corporate action on the part of Servicer, and this Agreement will remain, from the time of its execution, an official record of Servicer.

(d)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and subject to general principles of equity (whether applied in a proceeding at law or in equity) and to the rights and powers of the Federal Deposit Insurance Corporation and the Officers of the Comptroller of the Currency.

(e)

No Violation.  The execution and delivery of this Agreement by Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Servicer is a party or by which it is bound.

(f)

No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of Servicer, threatened against Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of Servicer, would materially and adversely affect the performance by Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g)

Compliance with Requirements of Law.  Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on the Noteholders or Certificateholders.

(h)

All Consents.  All authorizations, consents, order or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Servicer in connection with the execution and delivery of this Agreement by Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

SECTION 7.2.  Indemnities of Servicer.  (a) Subject to Section 10.5, Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer under this Agreement.

(b)

Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee (individually and in its capacity as such), Indenture Trustee (individually and in its capacity as such and in its capacity as Securities Intermediary), Seller, and any of the respective officers, directors, employees and agents of Issuer, Owner Trustee, Indenture Trustee (in its capacity as Indenture Trustee and as Securities Intermediary) or Seller from and against any reasonable loss, liability, claim, action, suit, cost, expense, damage or injury suffered or sustained of any kind and nature whatsoever by reason of any acts or omissions or alleged acts or omissions of Servicer with respect to the Issuer pursuant to this Agreement, or by reason of the administration of the Trust by Owner Trustee and Indenture Trustee, the issuance by Issuer of the Notes and Certificates, any Servicer Termination Event, any termination of the rights and obligations of Servicer including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that Servicer shall not indemnify Owner Trustee, Indenture Trustee, Seller or the Noteholders, as applicable if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, bad faith, or willful misconduct by the Owner Trustee or Indenture Trustee, as applicable; provided further, that Servicer shall not have indemnity obligations with respect to any action taken by the Servicer, the Owner Trustee, the Indenture Trustee or any other party at the request of the Noteholders or Certificateholders; provided further, that Servicer shall not indemnify the Trust, the Owner Trustee, the Indenture Trustee, any Noteholders or Certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables which are written off as uncollectible; and provided further, that Servicer shall not have indemnity obligations for any liabilities, costs or expenses arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, Noteholders, the Owner Trustee or the Indenture Trustee in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Issuer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of Servicer, the resignation or removal of the Owner Trustee or Indenture Trustee and/or the termination of the Issuer.

(c)

Notwithstanding the foregoing, if Servicer is rendered unable, in whole or in part, by virtue of an act of God, act of war, terrorism, fires, earthquake or other natural disasters, to satisfy its obligations under this Agreement, Servicer shall not be deemed to have breached any such obligation, for so long as Servicer remains unable to perform such obligation as a result of such event.  This provision shall not be construed to limit Servicer’s or any other party’s rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

If Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Servicer, without interest.

SECTION 7.3.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)

the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be, if Servicer is not the surviving entity, a corporation or national banking association organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America or shall be a special purpose entity whose powers and activities are limited and, if Servicer is not the surviving entity, shall expressly assume (to the extent such Person shall not succeed to the rights and obligations of Servicer by operation of law), by an agreement supplemental hereto, executed and delivered to Indenture Trustee in form satisfactory to Indenture Trustee, the performance of every covenant and obligation of Servicer hereunder (to the extent that any right, covenant or obligation of Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii)

Servicer shall have delivered to Indenture Trustee (i) an Officer’s Certificate that such consolidation, merger, conveyance or transfer and any such supplemental agreement comply with this Section 7.3 and that all conditions precedent herein provided for relating to such transaction have been complied with and (ii) an Opinion of Counsel that any such supplemental agreement is legal, valid and binding with respect to Servicer; and

(iii)

Servicer shall have delivered notice to the Rating Agencies of such consolidation, merger, conveyance or transfer.

SECTION 7.4.  Limitation on Liability of Servicer and Others.  Neither Servicer nor any of its directors, officers, employees or agents shall be under any liability to Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided in Section 7.2 under this Agreement, for any action taken or for refraining from the taking of any action by Servicer in its capacity as Servicer pursuant to this Agreement or for errors in judgment; provided that this provision shall not protect Servicer or any directors, officers, employees or agents of Servicer against any liability that would otherwise be imposed by reason of willful  misfeasance, bad faith, or gross negligence in the performance of duties (except for errors in judgment) or by reason of reckless disregard of obligations and duties under this Agreement. Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided that Servicer may in its sole discretion (but shall not be required to) undertake any legal action that it may deem necessary or desirable to protect the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

SECTION 7.5.  Bank One, National Association Not To Resign as Servicer.  Subject to the provisions of Section 7.3, Bank One, National Association hereby agrees not to resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except (i) upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities or (ii) in the event of the appointment of a successor Servicer, upon satisfaction of the Rating Agency Condition. Notice of any such determination permitting the resignation of Bank One, National Association  as Servicer shall be communicated to Owner Trustee and Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination under clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to Owner Trustee and Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of Indenture Trustee or a Successor Servicer having assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 8.2 or the date upon which any regulatory authority requires such resignation.  Notwithstanding, anything in this Agreement to the contrary, the Servicer may assign part or all or its obligations and duties as Servicer to an Affiliate of the Servicer so long as the Servicer has fully guaranteed the performance of such obligations and duties under this Agreement.

SECTION 7.6.  Existence.  Subject to the provisions of Section 7.3, during the term of this Agreement, Bank One, National Association will keep in full force and effect and its existence, rights and franchises as a national banking association and as a foreign entity in all jurisdictions which the ownership or lease of property or the conduct of its business (including the servicing of Receivables as required by this Agreement) shall require such qualifications.

SECTION 7.7.  Servicer May Own Notes or Certificates.  The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as expressly provided herein or in any other Basic Document. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to Servicer or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes of the same Class and the Certificates.

ARTICLE VIII.  TERMINATION EVENTS.

SECTION 8.1.  Servicer Termination Event.  If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing:

(a)

any failure by Servicer to deliver to Indenture Trustee and Owner Trustee the Servicer’s Report in accordance with Section 4.9, or any failure by Servicer to deliver to Indenture Trustee or Owner Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct Indenture Trustee or Owner Trustee to make any required distributions therefrom that, in each case, shall continue unremedied for a period of five Business Days after written notice of such failure is received by Servicer from Owner Trustee or Indenture Trustee or after discovery of such failure by an Authorized Officer of Servicer; or

(b)

failure on the part of Servicer duly to observe or to perform in any material respect any other covenants or agreements of Servicer, set forth in this Agreement or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of either the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after discovery of such failure by an Authorized Officer of Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to Servicer by Owner Trustee or Indenture Trustee or (B) to Servicer and to Owner Trustee and Indenture Trustee by the Holders of Notes evidencing at least 66-2/3% of the Outstanding Principal Amount of the Notes of the Controlling Note Class or, if no Notes are Outstanding, Holders of Certificates evidencing at least 66-2/3% of the Certificate Percentage Interests, as applicable (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and Servicer delivers an Officer’s Certificate to Owner Trustee and Indenture Trustee to such effect and to the effect that Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

(c)

an Insolvency Event occurs with respect to Servicer;

then, and in each and every case, so long as any Servicer Termination Event shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing at least 66-2/3% of the Outstanding Principal Amount of the Notes of the Controlling Note Class (or, if no Notes are then Outstanding, either the Owner Trustee or the Holders of Certificates evidencing at least 66-2/3% of the Certificate Percentage Interests), by notice then given in writing to Servicer (and to Owner Trustee or Indenture Trustee, as applicable, if given by the Holders) and the Rating Agencies, may terminate all the rights and obligations (other than the obligations set forth in Section 7.2) of Servicer under this Agreement and the rights and obligations of any subcustodian or subservicer pursuant to the terms of any related custody or subservicing agreement. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this  Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in Indenture Trustee or such Successor Servicer as may be appointed under Section 8.2; and, without limitation, Indenture Trustee and Owner Trustee are hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, Indenture Trustee and Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.  To the extent that compliance with this Section shall require Servicer to disclose to the Successor Servicer information of any kind that the Servicer deems to be confidential, the Successor Servicer will be required to enter into such customary licensing and confidentiality agreements as Servicer shall deem necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 8.1(a) for a period of 10 Business Days or under subsection 8.1(b) for a period of 60 Business Days, shall not constitute a Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes.  The preceding sentence shall not relieve Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and Servicer shall provide Indenture Trustee, the Seller and the Holders of Notes and Certificates with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

SECTION 8.2.  Appointment of Successor.  (a) Upon Servicer’s receipt of notice of termination, pursuant to Section 8.1 or Servicer’s resignation (if and to the extent permitted in accordance with the terms of this Agreement), the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to Owner Trustee and Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of Servicer’s termination or resignation hereunder, Indenture Trustee shall appoint a Successor Servicer (which may be the Indenture Trustee), and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to Owner Trustee and Indenture Trustee. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, Indenture Trustee without further action shall automatically be appointed the Successor Servicer and Indenture Trustee shall be entitled to the Servicing Fee.  Notwithstanding the above, Indenture Trustee shall, if it shall be unwilling or unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of consumer receivables, as the successor to Servicer under this Agreement; provided that the appointment of any such Successor Servicer will not result in the withdrawal, qualification or reduction of the outstanding rating assigned to the Certificates or Notes by any Rating Agency.

(b)

Upon appointment, the Successor Servicer (including Indenture Trustee acting as Successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. No Successor Servicer shall be liable for any acts or omissions of any predecessor Servicer.

(c)

A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder (including the rights of the predecessor Servicer and the obligations and indemnities of the predecessor Servicer pursuant to Section 4.7, 7.1 or 7.2) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other rights and properties included in the Owner Trust Estate. The Successor Servicer shall, upon its appointment pursuant to Section 8.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems necessary or appropriate so that the predecessor Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder.

SECTION 8.3.  Payment of Servicing Fee.  If Servicer shall be replaced, the predecessor Servicer shall be entitled to receive any accrued and unpaid Servicing Fees and any Supplemental Servicing Fees accrued and unpaid or received to the effective date of the termination of the predecessor Servicer, in each case, in accordance with Section 4.8.

SECTION 8.4.  Notification to Noteholders and Certificateholders.  Upon any termination of, or appointment of a successor to, Servicer pursuant to this Article VIII, Owner Trustee shall give prompt written notice thereof to Certificateholders and Indenture Trustee shall give prompt written notice thereof to Noteholders.

SECTION 8.5.  Waiver of Past Defaults.  The Holders of Notes evidencing at least 66-2/3% of the aggregate of the Outstanding Principal Amount of the Notes of the Controlling Note Class (or the Holders of Certificates evidencing at least 66-2/3% of the Certificate Percentage Interests, as applicable, in the case of any default which does not adversely affect Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX.  TERMINATION.

SECTION 9.1.  Optional Purchase of All Receivables; Termination Notice.  (a) On the last day of any Collection Period immediately preceding a Determination Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance, Servicer shall have the option to purchase the Owner Trust Estate other than the Trust Accounts, the Certificate Distribution Account and any funds or investments therein. To exercise such option, Servicer shall deposit pursuant to Section 5.4 in the Collection Account an amount which, when added to the amounts on deposit in the Collection Account for such Distribution Date, equals the sum of (a) the unpaid principal amount of the then Outstanding Notes, plus accrued and unpaid interest thereon, plus (b) any amounts owed to Certificateholders.  The Notes and the Certificates will be redeemed concurrently therewith.

(b)

Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder.

(c)

Notice of any termination of Issuer shall be given by Servicer to Owner Trustee, Indenture Trustee and the Rating Agencies as soon as practicable after Servicer has received notice thereof.

ARTICLE X.  MISCELLANEOUS PROVISIONS.

SECTION 10.1.  Amendment.  (a) This Agreement may be amended by Seller, Servicer, Issuer and Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and Indenture Trustee or the satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

In addition, the Servicer may, from time to time after the Closing Date, (i) modify the formula for determining the Specified Reserve Balance that is different from the formula as of the Closing Date or (ii) modify the formula for determining the Target Overcollateralization Amount that is different from the formula as of the Closing Date.  Upon the satisfaction of the Rating Agency Condition, the Specified Reserve Balance or the Target Overcollateralization Amount, as applicable, shall be determined in accordance with the new formula.  This Agreement shall accordingly be amended, without the consent of any Noteholder or Certificateholder, to reflect the new calculation.

(b)

This Agreement may also be amended from time to time by Seller, Servicer, Issuer and Indenture Trustee, with the consent of the Holders of Notes evidencing at least a majority of the Outstanding Principal Amount of the Notes (voting together as a single class) and the consent of the Holders of Certificates evidencing at least a majority of the Certificate Percentage Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes and the Certificate Percentage Interests, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes of each Class affected thereby and the Holders of Certificates evidencing all of the Certificate Percentage Interests.

(c)

Prior to the execution of any such amendment or consent, Servicer shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, Servicer shall furnish written notification of the substance of such amendment or consent to each Noteholder and Certificateholder.

(d)

It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(e)

Prior to the execution of any amendment to this Agreement, Owner Trustee, on behalf of the Issuer, and Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel referred to in Section 10.2(i)(1) has been delivered. Owner Trustee, on behalf of the Issuer, and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee’s or Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 10.2.  Protection of Title to Trust Property.  (a) Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Issuer and the interests of Indenture Trustee in the Receivables and the proceeds thereof. Seller shall deliver (or cause to be delivered) to Owner Trustee and Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)

Neither Seller nor Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507 of the UCC, unless it shall have given Owner Trustee and Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)

Neither the Seller nor the Servicer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days’ prior written notice of such action to its immediate and any intermediate transferee, including the Indenture Trustee.  Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

(d)

Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)

Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of Issuer and Indenture Trustee in such Receivable and that such Receivable is owned by Issuer and has been pledged to Indenture Trustee pursuant to the Indenture. Indication of Issuer’s and Indenture Trustee’s interest in a Receivable shall be deleted from or modified on Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by Seller or purchased by Servicer.

(f)

If at any time Seller or Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by Issuer and has been pledged to Indenture Trustee.

(g)

Servicer, upon receipt of reasonable prior notice, shall permit Indenture Trustee, Owner Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from Servicer’s records regarding any Receivable.

(h)

Upon request at any time Owner Trustee or Indenture Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement or any of the Basic Documents, Servicer shall furnish to Owner Trustee or to Indenture Trustee, within thirty Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of Servicer’s Reports furnished before such request indicating removal of Receivables from Issuer.

(i)

Servicer shall deliver to Seller, Owner Trustee and Indenture Trustee:

(1)

promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the interest of Issuer and Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2)

within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than four months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the interest of Issuer and Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect such interest.

(j)

Servicer shall cause Seller, to the extent required by applicable law, to cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

SECTION 10.3.  Notices.  All demands, notices and communications upon or to Seller, Servicer, Owner Trustee, Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of  Seller, to Bank One Auto Securitization LLC, Mail Code DE1-1001, 201 N. Walnut Street, Wilmington, Delaware 19801, Attention:  Phil C. McNiel, (b) in the case of Servicer, to Bank One, National Association, 100 East Broad Street, Columbus, Ohio  43215, (c) in the case of Issuer or Owner Trustee, at the Corporate Trust Office, (d) in the case of Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody’s, to Moody’s Investors Service, Inc., to 99 Church Street, New York, New York 10004, Attention of Asset Backed Securities Group, and (f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041-0003, Attention of Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Person as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

SECTION 10.4.  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 4.1, 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of Servicer, this Agreement may not be assigned by Seller or Servicer without the satisfaction of the Rating Agency Condition.

SECTION 10.5.  Litigation and Indemnities.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 7.2, such Person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding.  The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment subject to Sections 6.3, 7.2 and 7.4 hereof.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

SECTION 10.6.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of Seller, Servicer, Issuer, Owner Trustee (individually and in its capacity as such) and Indenture Trustee (individually and in its capacity as such) and for the benefit of the Certificateholders and the Noteholders, as third-party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.7.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not create or render unenforceable such provision in any other jurisdiction.

SECTION 10.8.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.9.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.10.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.11.  Assignment to Indenture Trustee.  Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by Issuer to Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of Issuer in, to and under the Receivables and/or the assignment of any or all of Issuer’s rights and obligations hereunder to Indenture Trustee.

SECTION 10.12.  Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, Owner Trustee, Indenture Trustee, Servicer and Seller shall not, prior to the date which is one year and one day after the termination of this Agreement, with respect to Issuer, acquiesce, petition or otherwise invoke or cause Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Issuer.  This Section 10.12 shall survive the termination of this Agreement.

SECTION 10.13.  Limitation of Liability of Owner Trustee and Indenture Trustee.
(a) Notwithstanding anything contained herein to the contrary, this Agreement has been  countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee, have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of Issuer hereunder, Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b)

Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by JPMorgan Chase Bank not in its individual capacity but solely as Indenture Trustee and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Issuer.  For the purposes of this Agreement, in the performance of its duties or obligations hereunder, Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

(c)

Except as may be specifically provided herein or in any of the other Basic Documents, the Indenture Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Servicer or the Administrator under the Basic Documents.

SECTION 10.14.  Further Assurances.  Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Owner Trustee or Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

SECTION 10.15.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Owner Trustee, Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BANK ONE AUTO SECURITIZATION TRUST 2003-1

By:

WILMINGTON TRUST COMPANY,

not in its individual capacity

but solely as Owner Trustee

By:   /s/ James P. Lawler

Name:

James P. Lawler

Title:

Vice President

BANK ONE AUTO SECURITIZATION LLC,

as Seller

By:   /s/ Stephen Etherington

Name:

Stephen Etherington

Title:

Vice President

BANK ONE, NATIONAL ASSOCIATION,

as Servicer

By:   /s/ Stephen Etherington

Name:

Stephen Etherington

Title:

Senior Vice President

Acknowledged and Agreed to:

JPMORGAN CHASE BANK,

not in its individual capacity

but solely as Indenture Trustee

By:  /s/ Patricia M.F. Russo

Name:  Patricia M.F. Russo

Title:    Vice President

SCHEDULE A

(Delivered on Disk to Trustee and Owner Trustee)

SCHEDULE B

Location of Receivables Files

The Receivables sold by Bank One, National Association to Seller and sold by Seller to Issuer are located at the offices of Bank One, National Association listed below:

______________________

______________________

______________________

EXHIBIT A

Form of Servicer’s Report

Bank One Auto Securitization Trust 2003-1
Monthly Servicer Certificate
For the Collection Period ended: , 200

Distribution Date Summary
			Begin	End	# days
Collection Period
Monthly Interest Period – Actual
Monthly Interest – Scheduled
Pool Balance			$		$--

Monthly Distribution Summary
		Beginning Balance	Principal Distribution	Ending Balance	Note Factor
Class A-1 Notes		$	$	$
Class A-2 Notes		$	$	$
Class A-3 Notes		$	$	$
Class A-4 Notes		$	$	$
Class B Notes		$	$	$
Total
		Monthly	Prior Interest	Total Interest	Interest
	Coupon Rate	Accrued Interest	Carryover	Paid	Shortfall
Class A-1 Notes	1.10%	$
Class A-2 Notes	1.29%	$
Class A-3 Notes	1.82%	$
Class A-4 Notes	2.43%	$
Class B Notes	2.10%	$
Total		$

Available Collections
Principal Payments Received (Includes Repurchases)					$
Interest Payments Received (Includes Repurchases)					$
Recoveries on Defaulted Receivables					$
Total Available Collections					$
Reserve Account Transfer Amount					$
Total Available Funds					$

Summary of Distributions
Payment of Servicing Fee	$
Payment of Accrued Class A Note Interest	$
Payment of Accrued Class B Note Interest	$
Payments in Respect of Principal Distribution Amount	$
Deposit to the Reserve Account	$
Remaining Available Funds (Paid to the Holder(s) of the Certificates)	$

Calculation of Servicing Fee
Monthly Servicing Fee	$
Plus: Unpaid Servicing Fees from Prior Periods	$
Servicing Fees Due and Paid	$

Calculation of Accrued Class A Note Interest
Class A-1 Note Interest Accrued	$
Class A-2 Note Interest Accrued	$
Class A-3 Note Interest Accrued	$
Class A-4 Note Interest Accrued	$
Total Class A Noteholders’ Monthly Accrued Interest for Interest Period	$
Plus: Class A Noteholders’ Interest Carryover Shortfall	$
Total Accrued Class A Note Interest	$
Accrued Class A Note Interest Paid	$
Class A Noteholders’ Interest Carryover Shortfall for Next Interest Period	$ -

Calculation of Accrued Class B Note Interest
Class Noteholders’ Monthly Accrued Interest for Interest Period	$ -
Plus: Class B Noteholders’ Interest Carryover Shortfall	$ -
Total Accrued Class B Note Interest	$
Accrued Class B Note Interest Paid	$
Class B Noteholders’ Interest Carryover Shortfall for Next Interest Period	$ -

Principal Distribution Amount Paid:
First Priority Principal Distribution Amount	$
Regular Principal Distribution Amount	$

(i) To the Class A Notes:
(a) Class A-1 Notes	$
(a) Class A-2 Notes	$
(a) Class A-3 Notes	$
(a) Class A-4 Notes	$
(ii) To the Class B Notes	$
(iii) To the Certificateholder	$

Target Overcollateralization Amount
Beginning Overcollateralization Amount	$
Ending Overcollateralization Amount	$
Target Overcollateralization Amount	$

Reserve Account
Beginning Reserve Account Balance	$
Reserve Account Transfer Amount	$ -
Reserve Account Excess Amount	$
Amount Deposited to Reserve Account on Distribution Date	$
Specified Reserve Balance	$
Ending Reserve Account Balance	$

Pool Activity:
Units	Principal Balance
Receivables for which related Financed Vehicle has been Repossessed and not liquidated	$
Receivables that became Defaulted Receivables during Collection Period	$
Recoveries on Defaulted Receivables for the Collection Period	$
Receivables Purchased or Repurchased by Seller, Transferor or during Collection Period	$

Delinquencies Aging Profile - End of Period:
Payment Cycles
Delinquent	Units	Principal Balance
1
2
3 or more
Total

APPENDIX X

DEFINITIONS

“Accrued Class A Note Interest” means, with respect to any Distribution Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Distribution Date and the Class A Noteholders’ Interest Carryover Shortfall for such Distribution Date.

“Accrued Class B Note Interest” means, with respect to any Distribution Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Distribution Date and the Class B Noteholders’ Interest Carryover Shortfall for such Distribution Date.

“Act of the Noteholders” is defined in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement dated as of August 29, 2003, among Bank One, National Association, as Administrator, Bank One Auto Securitization Trust 2003-1, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administration Fee” is defined in Section 4 of the Administration Agreement.

“Administrator” means Bank One, National Association, in its capacity as administrator under the Administration Agreement, and each successor Administrator.

“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person or act as servicer with respect to the financial assets of such specified Person unless such other Person controls the specified Person through equity ownership or otherwise.

“Authenticating Agent” is defined in Section 2.13 of the Indenture.

“Authorized Officer” means, with respect to Issuer, Servicer or Administrator, any officer of Owner Trustee, Servicer or Administrator, as applicable, who is authorized to act for Owner Trustee, Servicer or Administrator, as applicable, in matters relating to Issuer and who is identified on the list of Authorized Officers delivered by each of Owner Trustee, Servicer and Administrator to Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the Collection Period preceding such Distribution Date: (i) all payments collected with respect to the Receivables; (ii) all Liquidation Proceeds attributable to Receivables which became Defaulted Receivables during such Collection Period in accordance with the Servicer’s customary servicing procedures, and all recoveries in respect of Defaulted Receivables which were written off in prior Collection Periods; (iii) the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during such Collection Period; and (iv) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums; provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Collections in a prior Collection Period and (2) amounts consisting of the Supplemental Servicing Fee.

“Bank Regulatory Authorities” means the Federal Reserve Board, the Federal Deposit Insurance Corporation and Office of the Comptroller of Currency.

“Basic Documents” means the Purchase Agreement, the Indenture, the Note Depository Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement, the Notes and the Certificates.

“Benefit Plan” is defined in Section 3.12 of the Trust Agreement.

“Book Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means a day that is not a Saturday or a Sunday and that in the States of New York, Ohio, Illinois and the State in which the Corporate Trust Office of each of the Owner Trustee and the Indenture Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

“Certificate” means a certificate evidencing the beneficial interest of a Certificateholder in the assets of the Trust, substantially in the form of Exhibit A to the Trust Agreement.

“Certificate Account Property” means the Certificate Distribution Account, all amounts and investments held from time to time therein (whether in the form of deposit account, certificated securities, uncertificated securities, security entitlements or otherwise), and all proceeds of the foregoing.

“Certificate Distribution Account” is defined in Section 5.1 of the Trust Agreement.

“Certificate Paying Agent” shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement and shall initially be JPMorgan Chase Bank.

“Certificate Percentage Interest” shall mean with respect to any Certificate, the percentage interest of ownership in the Issuer represented thereby as set forth on the face thereof.

“Certificate Register” and “Certificate Registrar” means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

“Certificateholder” means the Person in whose name a Certificate is registered on the Certificate Register.

“Class” means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of the Class A Noteholders’ Monthly Accrued Interest for the preceding Distribution Date and any outstanding Class A Noteholders’ Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Distribution Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class and on the Outstanding Principal Amount of the Notes of each such Class on the immediately preceding Distribution Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Distribution Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the greater of the Outstanding Principal Amount of the Class A-1 Notes and the following:

(a)

the aggregate Outstanding Principal Amount of the Class A Notes immediately prior to such Distribution Date; minus

(b)

the lesser of:

(i)

an amount equal to the product of:

(A)

the Pool Balance as of the last day of the related Collection Period; and

(B)

the sum of 88.75% and the percentage equivalent of a fraction equal to:

(x)

the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Distribution Date; divided by

(y)

the Pool Balance as of the last day of the related Collection Period; and

(ii)

an amount equal to the Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Distribution Date;

provided, however, that on the Stated Maturity Date of any Class of Class A Notes, the Class A Principal Distributable Amount will be at least an amount sufficient to pay that Class in full; and provided further, that the Class A Principal Distributable Amount on any Distribution Date will not exceed the Outstanding Principal Amount of the Class A Notes on that Distribution Date.

“Class A-1 Interest Rate” means 1.10% per annum.  Interest with respect to the Class A-1 Notes shall be computed on the basis of actual days elapsed and a 360-day year for all purposes of the Basic Documents.

“Class A-1 Noteholder” shall mean the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class A-1 1.10% Asset Backed Notes, substantially in the form of Exhibit A-1 to the Indenture.

“Class A-1 Stated Maturity Date” means the October 20, 2004 Distribution Date.

“Class A-2 Interest Rate” means 1.29% per annum.  Interest with respect to the Class A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2 Notes” means the Class A-2 1.29% Asset Backed Notes, substantially in the form of Exhibit A-2 to the Indenture.

“Class A-2 Stated Maturity Date” means the August 21, 2006 Distribution Date.

“Class A-3 Interest Rate” means 1.82% per annum.  Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class A-3 1.82% Asset Backed Notes, substantially in the form of Exhibit A-3 to the Indenture.

“Class A-3 Stated Maturity Date” means the September 20, 2007 Distribution Date.

“Class A-4 Interest Rate” means 2.43% per annum.  Interest with respect to the Class A-4 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class A-4 2.43% Asset Backed Notes, substantially in the form of Exhibit A-4 to the Indenture.

“Class A-4 Stated Maturity Date” means the March 22, 2010 Distribution Date.

“Class B Interest Rate” means 2.10% per annum.  Interest with respect to the Class B Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date, the excess of the Class B Noteholders’ Monthly Accrued Interest for the preceding Distribution Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Distribution Date, to the extent permitted by law, at the Class B Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Distribution Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Rate on the Outstanding Principal Amount of the Class B Notes on the immediately preceding Distribution Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class B Notes on or prior to such preceding Distribution Date.

“Class B Notes” means the Class B 2.10% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

“Class B Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to:

(a)

the sum of the aggregate Outstanding Principal Amount of the Class A Notes (after taking into account the payment of the Class A Principal Distributable Amount on such Distribution Date) and the Outstanding Principal Amount of the Class B Notes immediately prior to such Distribution Date; minus

(b)

an amount equal to the Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Distribution Date;

provided, however, that on the Class B Stated Maturity Date, the Class B Principal Distributable Amount will be at least an amount sufficient to pay the Class B Notes in full; and provided further, that the Class B Principal Distributable Amount on any Distribution Date will not exceed the Outstanding Principal Amount of the Class B Notes on that Distribution Date.

“Class B Stated Maturity Date” means the March 22, 2010 Distribution Date.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means October 14, 2003.

“Code” means the Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

“Collateral” is defined in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

“Collection Period” means, (a) in the case of the initial Collection Period, the period from but not including the Cutoff Date to and including September 30, 2003 and (b) thereafter, each calendar month during the term of this Agreement. With respect to any Determination Date, Deposit Date or Distribution Date, the “related Collection Period” means the Collection Period preceding the month in which such Determination Date, Deposit Date or Distribution Date occurs.

“Collections” means all collections on the Receivables and any proceeds from Insurance Policies and lender’s single interest insurance policies.

“Commission” means the Securities and Exchange Commission.

“Contract Rate” means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

“Control” has the meaning specified in Section 8-106 of the New York UCC.

“Controlling Note Class” means, with respect to any Notes Outstanding, the Class A Notes (voting together as a single class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding (excluding Notes held by the Seller, the Servicer or their Affiliates).

“Corporate Trust Office” means:

(a)

as used in the Indenture, or otherwise with respect to Indenture Trustee, the principal office of Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: ITS Structured Finance, or at such other address as Indenture Trustee may designate from time to time by notice to the Noteholders, Servicer and Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and Issuer); and

(b)

as used in the Trust Agreement, or otherwise with respect to Owner Trustee, the principal corporate trust office of Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; or at such other address as Owner Trustee may designate by notice to the Certificateholders and Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and Depositor).

“Custodian” means Servicer in its capacity as agent of Issuer, as custodian of the Receivable Files.

“Cutoff Date” means the close of business on August 29, 2003.

“Cutoff Date Principal Balance” means, with respect to any Receivable, the Initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the Cutoff Date and allocable to principal in accordance with the terms of the Receivable.

“Dealer” means, with respect to any Receivable, the seller of the related Financed Vehicle or the entity through which the related Financed Vehicle was sold.

“Dealer Agreement” means an agreement between an originator and a Dealer pursuant to which such originator acquires Motor Vehicle Loans from the Dealer or gives such Dealer the right to induce persons to apply to such originator for loans in connection with the retail sale of Motor Vehicles by such Dealer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) with respect to which, as of the last day of the related Collection Period, any of the following events has occurred (i.e., the earliest to occur of the following events): (a) Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices, (b) except for Receivables with respect to which the related Obligor is in a bankruptcy proceeding, any amount due thereon is greater than 210 days delinquent or (c) for Receivables with respect to which the related Obligor was in a bankruptcy proceeding, the related Obligor is discharged.

“Definitive Notes” is defined in Section 2.10 of the Indenture.

“Deposit Date” means, with respect to any Collection Period, the Business Day preceding the related Distribution Date.

“Depositor” means Seller in its capacity as Depositor under the Trust Agreement.

“Determination Date” means with respect to any Collection Period, the second Business Day immediately preceding the related Distribution Date.

“Distribution Date” means the 20th day of each month (or, if the 20th day is not a Business Day, the next succeeding Business Day), commencing October 20, 2003.

“Dollar” and the sign “$” mean lawful money of the United States.

“Eligible Deposit Account” means either (a) an account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company (which may be Servicer, Owner Trustee, Indenture Trustee, or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by BIF or SAIF which at all times maintains a long-term deposit rating of at least “Baa3” by Moody’s and “BBB-” by Standard & Poor’s and having corporate trust powers and acting as trustee for funds deposited therein.

“Eligible Institution” means (a) a depository institution (which may be Servicer, Owner Trustee or Indenture Trustee, or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, if at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of “P-1” and “A-1+,” respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody’s of at least “Aa2” and from Standard & Poor’s of “AAA” in the case of the long-term unsecured debt obligations, or (b) a depository institution, which may include the Servicer, Owner Trustee or Indenture Trustee, which is acceptable to the Rating Agencies.

“Eligible Investments” means any one or more of the following types of investments:

(a)

instruments, investment property or other property consisting of:

(1)

obligations of or fully guaranteed by the United States of America;

(2)

time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of “P-1” and “A-1+,” respectively;

(3)

commercial paper (including but not limited to asset backed commercial paper of any Affiliate of the Seller) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s and Standard & Poor’s of “P-1” and “A-1+,” respectively;

(4)

bankers’ acceptances issued by any depository institution or trust company described in clause (a)(2) above; and

(5)

investments in money market funds (including funds for which the Transferor, the Indenture Trustee or the Owner Trustee or any of their Affiliates is investment manager or advisor) rated “AAA-m” or “AAA-mg” by Standard & Poor’s and “Aaa” by Moody’s, or otherwise approved in writing by each Rating Agency then rating any Notes;

(b)

demand deposits in any depository institution or trust company referred to in clause (a)(2) above;

(c)

uncertificated securities consisting of shares of an open end diversified investment company which is registered under the Investment Company Act, and which (1) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Eligible Investments, (2) seeks to maintain a constant net asset value per share, (3) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (4) with respect to which each Rating Agency then rating any Notes confirms in writing that such investment will not cause a downgrade or withdrawal of the ratings of any Notes; and

(d)

any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its rating of any Notes.

“Entitlement Order” shall have the meaning specified in Section 8-102 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” is defined in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any entity, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer or any similar officer.

“Financial Asset” has the meaning specified in Section 8 102(a)(9) of the New York UCC.

“Financed Vehicle” means a new or used automobile or light truck, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the aggregate Outstanding Principal Amount of the Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (b) the Pool Balance at the end of the related Collection Period; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate Outstanding Principal Amount of all of the Notes on such Distribution Date (prior to giving effect to any principal payments made on the Notes on such Distribution Date); and provided, further, that the First Priority Principal Distribution Amount on and after the Stated Maturity Date of a Class of Class A Notes shall not be less than the amount that is necessary to reduce the Outstanding Principal Amount of such Class of Class A Notes and all earlier maturing classes of Class A Notes to zero.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means, as the context may require, a Certificateholder or a Noteholder or both.

“Indemnified Parties” is defined in Section 8.2 of the Trust Agreement.

“Indenture” means the Indenture dated as of August 29, 2003, between Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means JPMorgan Chase Bank, not in its individual capacity but as trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of Issuer, any other obligor upon the Notes, Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest (other than less than 5% of the outstanding principal amount of any publicly traded security) in Issuer, any such other obligor, Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with Issuer, any such other obligor, Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Administrator in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Initial Principal Balance” means, in respect of a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs, including accessories, service and warranty contracts, insurance premiums, other items customarily financed as part of retail motor vehicle loans and/or retail installment sales contracts and other fees charged by Bank One, National Association or the applicable Dealer and included in the amount to be financed, the total of which is shown as the initial principal balance in the note and security agreement or retail installment sale contract evidencing and securing such Receivable.

“Insolvency Event” means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Policies” means, all credit life and disability insurance policies maintained by the Obligors and all Physical Damage Insurance Policies.

“Interest Distribution Account” means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to Section 5.1 of the Agreement.

“Interest Period” means, with respect to a particular Distribution Date (i) with respect to the Class A-1 Notes, the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the particular Distribution Date and (ii) with respect to each Class of Notes other than the Class A-1 Notes, the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the twentieth day of the calendar month  preceding each Distribution Date to but excluding the twentieth day of the calendar month during which the particular Distribution Date occurs.

“Interest Rate” means, with respect to the (a) Class A-1 Notes, the Class A-1 Interest Rate, (b) Class A-2 Notes, the Class A-2 Interest Rate, (c) Class A-3 Notes, the Class A-3 Interest Rate, (d) Class A-4 Notes, the Class A-4 Interest Rate and (e) Class B Notes, the Class B Interest Rate.

“IRS” means the Internal Revenue Service.

“Issuer” means Bank One Auto Securitization Trust 2003-1.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of Issuer by any one of its Authorized Officers and delivered to Indenture Trustee.

“Lien” means a security interest, lien, charge, pledge, preference, participation interest or encumbrance of any kind, other than liens for taxes not yet due and payable, mechanics’ or materialmen’s liens and other liens for work, labor or materials, and any other liens that may attach by operation of law.

“Liquidation Proceeds” means, with respect to any Receivable that has become a Defaulted Receivable, (a) insurance proceeds received by Servicer with respect to the Insurance Policies, (b) amounts received by Servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered after the charge-off of the related Receivable or as a result of any recourse against the related Dealer) on such Defaulted Receivable net of any expenses incurred by Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Motor Vehicle” means a new or used automobile or light truck.

“Motor Vehicle Loan” means a retail installment sale contract secured by a Motor Vehicle originated indirectly by Bank One, National Association through a Dealer.

“New York UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Note” means a Class A Note or Class B Note.

“Note Depository Agreement” means the letter of representations among the Issuer, the Note Paying Agent and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Distribution Account” means the account designated, established and maintained as such pursuant to Section 5.1 of the Agreement.

“Note Owner” means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Trust Accounts, including payment of principal of or interest on the Notes on behalf of the Issuer.

“Note Pool Factor” for each Class of Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Outstanding Principal Amount of such Class of Notes divided by the original Outstanding Principal Amount of such Class of Notes. The Note Pool Factor for each Class of Notes will be 1.0000000 as of the Cutoff Date; thereafter, the Note Pool Factor for each Class of Notes will decline to reflect reductions in the Outstanding Principal Amount of such Class of Notes.

“Note Register” and “Note Registrar” are defined in Section 2.4 of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Noteholders’ Interest Carryover Shortfall” means with respect to the (a) Class A Notes, the Class A Noteholders’ Interest Carryover Shortfall and (b) Class B Notes, the Class B Noteholders’ Interest Carryover Shortfall.

“Obligor” means, with respect to a Receivable, the borrower or co-borrowers under the related Receivable and any co-signer of the Receivable or other Person who owes or may be primarily or secondarily liable for payments under such Receivable.

“Officer’s Certificate” means: (a) for purposes of the Indenture, a certificate signed by any Authorized Officer of Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA (S) 314, and delivered to Indenture Trustee; and (b) otherwise, a certificate signed by the chairman, the president, any vice president or the treasurer of Seller or Servicer, as the case may be, and delivered to Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of Issuer.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to Issuer and who shall be satisfactory to Issuer, Owner Trustee or Indenture Trustee, as applicable, and which opinion or opinions shall be addressed to Issuer, Owner Trustee, or Indenture Trustee, as applicable, and shall be in form and substance satisfactory to the Issuer, Owner Trustee, and Indenture Trustee, as applicable.

“Original Pool Balance” means the Pool Balance as of the Cutoff Date, which is $733,163,743.80.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)

Notes theretofore canceled by Note Registrar or delivered to Note Registrar for cancellation;

(b)

Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to Indenture Trustee); and

(c)

Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether the Holders of the requisite Outstanding Principal Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by Issuer, any other obligor upon the Notes, Seller, Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not Issuer, any other obligor upon the Notes, Seller, Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Principal Amount” means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

“Owner Trust Estate” means all right, title and interest of Issuer in and to the property and rights assigned to Issuer pursuant to Article II of the Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of Issuer from time to time, including any rights of Owner Trustee and Issuer pursuant to the Agreement.

“Owner Trustee” means Wilmington Trust Company, a Delaware banking and trust corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Note Paying Agent or the Certificate Paying Agent, as applicable.

“Person” means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Physical Damage Insurance Policy” means a theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle.

“Pool Balance” means, as of the end of any Collection Period, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Defaulted Receivables).

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Balance” means, as of the end of any Collection Period, for any Receivable, the principal balance of such Receivable under the terms of the Receivable determined in accordance with the Servicer’s customary practices.

“Principal Distribution Account” means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to Section 5.1 of the Sale and Servicing Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means the agreement dated as of August 29, 2003 between Bank One, National Association and Seller under which Bank One, National Association sold the Receivables to Seller.

“Purchase Amount” of any Receivable means, with respect to any Deposit Date and the last day of the related Collection Period, an amount equal to the sum of (a) the outstanding Principal Balance of such Receivable as of the last day of such Collection Period and (b) the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the last day of such Collection Period, in each case after giving effect to the receipt of monies collected on such Receivable in such Collection Period.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by Servicer pursuant to Section 4.7 of the Agreement, repurchased by Seller pursuant to Section 3.2 of the Agreement or purchased by Transferor pursuant to Section 2.03 of the Purchase Agreement.

“Rating Agencies” means Moody’s and Standard & Poor’s.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days’ prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified Seller, Servicer, Owner Trustee or Indenture Trustee in writing that such action will, in and of itself, result in a reduction, qualification or withdrawal of the then current rating of any Class of Notes, or the Certificates.

“Receivable” means each Motor Vehicle Loan described in the Schedule of Receivables, but excluding (i) Defaulted Receivables to the extent the Principal Balances thereof have been deposited in the Collection Account and (ii) any Purchased Receivable.

“Receivable Files” has the meaning set forth in Section 3.3 of the Agreement.

“Record Date” means, with respect to any Distribution Date or Redemption Date and (1) the Notes, the close of business on the Business Day immediately preceding such Distribution Date or Redemption Date; or, if Definitive Notes have been issued, the last day of the calendar month preceding such Distribution Date or Redemption Date or (2) the Certificates, the last day of the calendar month preceding such Distribution Date or Redemption Date.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture or a payment to Noteholders pursuant to Section 10.1(b) of the Indenture, the Distribution Date specified by Servicer or Issuer pursuant to such Section 10.1(a) or (b).

“Redemption Price” means, in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, an amount equal to the unpaid principal amount of the then Outstanding Notes plus accrued and unpaid interest thereon to but excluding the Redemption Date.

“Regular Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to the excess, if any, of (i) the aggregate Outstanding Principal Amount of the Notes immediately preceding such Distribution Date over (ii)(a) the Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Distribution Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate Outstanding Principal Amount of all of the Notes on such Distribution Date (after giving effect to any principal payments made on the Notes on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Class B Stated Maturity Date shall not be less than the amount that is necessary to reduce the Outstanding Principal Amount of the Class B Notes to zero.

“Related Agreements” has the meaning specified in the recitals to the Administration Agreement.

“Required Rating” means a rating with respect to short term deposit obligations of at least “P-1” by Moody’s and at least “A-1” by Standard & Poor’s.

“Requirement of Law” for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.8 of the Sale and Servicing Agreement.

“Reserve Account Deposit” means an amount equal to $1,832,909.36 (or 0.25% of the Original Pool Balance).

“Reserve Account Excess Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, after giving effect to any other withdrawals from and deposits to the Reserve Account relating to that Distribution Date, over (b) the Specified Reserve Balance with respect to that Distribution Date.

“Reserve Account Property” means the Reserve Account, the Reserve Account Deposit and all proceeds of the Reserve Account and the Reserve Account Deposit, including all securities, investments, general intangibles, financial assets and investment property from time to time credited to and any security entitlement to the Reserve Account.

“Reserve Account Transfer Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date (before giving effect to any other withdrawals therefrom relating to such Distribution Date) and (b) the amount, if any, by which (i) the Total Required Payments for such Distribution Date exceeds (ii) the Available Collections for such Distribution Date.

“Responsible Officer” means, with respect to Indenture Trustee or the Owner Trustee, as applicable, any officer within the Corporate Trust Office of Indenture Trustee or the Owner Trustee, as applicable, and having responsibility with respect to the Notes and the other Basic Documents, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Financial Services Officer, or any other officer of Indenture Trustee or the Owner Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Schedule of Receivables” means, with respect to the Motor Vehicle Loans to be conveyed to Seller by Bank One, National Association and to Issuer by Seller, the list (which may be delivered in electronic form) identifying such Motor Vehicle Loans delivered to Indenture Trustee on the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” is defined in Section 5.9 of the Agreement.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the New York UCC.

“Seller” means Bank One Auto Securitization LLC, a Delaware limited liability company, and any successor pursuant to Section 6.4 of the Agreement.

“Servicer” means Bank One, National Association and each Successor Servicer.

“Servicer Termination Event” means an event specified in Section 8.1 of the Agreement.

“Servicer’s Report” means a report of Servicer delivered pursuant to Section 4.9 of the Agreement, substantially in the form of Exhibit C to that agreement.

“Servicing Fee” is defined in Section 4.8 of the Agreement.

“Servicing Fee Rate” means 1.00% per annum.

“Simple Interest Method” means the method of allocating a fixed level payment monthly installments between principal and interest, pursuant to which such payment is allocated first to accrued and unpaid interest at the Contract Rate on the unpaid principal balance and the remainder of such payment is allocable to principal.

“Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“Specified Reserve Balance” means, for any Distribution Date, the lesser of (a) the greater of (1) $1,832,909.36 (0.25% of the Original Pool Balance) and (2) 0.80% of the Pool Balance as of the end of the related Collection Period and (b) the sum of the aggregate Outstanding Principal Amount of the Notes as of the end of the Distribution Date (after giving effect to any principal payments made on the Notes on such Distribution Date).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Stated Maturity Date” means the Class A-1 Stated Maturity Date, the Class A-2 Stated Maturity Date, the Class A-3 Stated Maturity Date, the Class A-4 Stated Maturity Date or the Class B Stated Maturity Date, as applicable.

“Statutory Trust Act” means the Delaware Statutory Trust Act.

“Successor Servicer” is defined in Section 3.7(e) of the Indenture.

“Supplemental Servicing Fee” is defined in Section 4.8 of the Agreement.

“Target Overcollateralization Amount” means, for any Distribution Date, the lesser of (a) $16,496,184.24 (or 2.25% of the Original Pool Balance) and (b) the greater of (1) 11.25% of the Pool Balance as of the end of the related Collection Period less the amount on deposit in the Reserve Account on such Distribution Date after giving effect to withdrawals on such Distribution Date but prior to giving effect to any deposits on such Distribution Date and (2) 0.75% of the Original Pool Balance less the amount on deposit in the Reserve Account on such Distribution Date after giving effect to withdrawals on such Distribution Date but prior to giving effect to any deposits on such Distribution Date.

“Total Distribution Amount” means, for each Distribution Date, the sum of (a) the Available Collections, and (b) the Reserve Account Transfer Amount, in each case in respect of such Distribution Date.

“Total Required Payment” means, with respect to any Distribution Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Class A Note Interest, the Accrued Class B Note Interest, an amount equal to the change in the Pool Balance during the related Collection Period, and on or after the Stated Maturity Date of any Class of Notes, an amount necessary to reduce the Outstanding Principal Amount of such Class of Notes to zero; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, on any Distribution Date until the Distribution Date on which the Outstanding Principal Amount of all the Notes has been paid in full, the Total Required Payment shall mean the amounts payable pursuant to clauses FIRST through SEVENTH of Section 5.4(b) of the Indenture.

“Transferor” means Bank One, National Association.

“Transferor Assets” is defined in Section 2.1 of the Purchase Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.

“Trust” shall mean Bank One Auto Securitization Trust 2003-1, a Delaware statutory trust established pursuant to the Trust Agreement.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, certificated securities, uncertificated securities, security entitlements or otherwise), and all proceeds of the foregoing.

“Trust Accounts” is defined in Section 5.1 of the Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of August 29, 2003, between Depositor and Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to Indenture Trustee), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder, as in force on the date hereof, unless otherwise specifically provided.

“Trust Property” has the meaning set forth in Section 2.1 of the Agreement.

“UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.